Exhibit 99.6

Merge Healthcare Acquisition of etrials – Employee FAQ

June 1, 2009

General

Q:  What is the effective date of the acquisition of etrials by Merge?

A:  The public announcement of the Merge offer to acquire etrials Worldwide, Inc., takes place today on June 1, 2009.

Q:  When will the acquisition be final?

A:  The merger agreement between etrials and Merge Healthcare was signed May 30, 2009. The transaction is expected to close in July 2009.

Q:  When will the transition take place?

A:  Because we are both publically traded companies, there are a set of procedures and regulations that we must adhere to, including SEC rules. As such, we are limited to the types of activities that can take place until the transaction is completed.

Through this time and up to the time of completion of the transaction, more details will become available as to the integration of the two organizations working environments.

Both companies are working diligently to move toward the completion of the transaction. Upon that completion, etrials will be able to work directly with the Merge team. Because we are both publically traded companies, we must work separately, but in tandem.

Q:  What are the financial terms?

A:  The financial terms of the agreement are outlined in the press release that was published on our web site this morning and in documents being filed with the SEC.

Q:  Who is Merge Healthcare?

A:  Merge Healthcare (NASDAQ MRGE) provides imaging and information management software solutions to the healthcare market.  For over 20 years, Merge has focused on solving the unique visualization, connectivity and workflow issues posed by the adoption of digital medical imaging.  Headquartered in Milwaukee, WI, Merge has offices on 3 continents and approximately 300 employees worldwide.

Merge has strong brand leadership in the medical imaging toolkit market with its MergeCOM-3™ DICOM toolkit, as well as in desktop diagnostic review software through its eFilm Workstation®.

Q:  I thought etrials was already acquired by BioClinica.  What happened?

A:  On May 5, 2009, etrials and BioClinica jointly announced the proposed acquisition of etrials by BioClinica (NASDAQ:  BITI) and subsequently amended their offer on May 15, and May 19, 2009.  However, etrials had an obligation to its shareholders to entertain any superior offers. etrials’ Board determined that the Merge proposal was a superior offer.

Q:  Why is Merge acquiring etrials?

A:  The combination of etrials’ eClinical portfolio and the breadth of Merge’s imaging technology creates new capabilities to meet the growing demand for imaging in the eClinical space.  This acquisition allows both organizations to jointly expand their footprint in the life sciences and healthcare IT arena.

The combination will also accelerate both companies’ strategy to deliver increased value to customers. Customers are increasing their use of imaging to prove the efficacy of new treatments and therapies, while at the same time demanding more comprehensive and integrated eClinical solutions to provide high quality data in real-time.

The addition of image management and workflow expertise broadens etrials’ capabilities on a global scale, especially in oncology trials which can benefit from Merge’s tumor tracking and measurement solutions.

Q:  How will etrials’ customers benefit?

A:  Because there is no product overlap, etrials’ clients have the comfort of knowing the solution that they selected and are using will be the go-forward platform.

etrials’ EDC, IVR/IWR and eDiary solutions are planned to become the flagship products of Merge’s eClinical division, while also providing a platform for Merge’s clinical trials imaging solutions.

etrials’ clients can also be assured that Merge has made a strong commitment to the clinical trials market through this proposed acquisition.  Merge also brings financial stability and strength for etrials.

Q:  Who will lead this initiative?

A:  etrials’ CEO, Denis Connaghan, will work closely with Merge Healthcare’s CEO, Justin Dearborn in order to ensure the success of this transaction.

Q:  When will our clients be informed of this change?

A:  As was the case with the BioClinica announcement, client communication will begin immediately. We are currently planning several actions to inform our customers and make sure that they are aware and comfortable with this change.

On June 1, an email message will be sent to all client contacts to inform them of the planned change.  This email campaign will be closely followed by telephone calls from executive team members. Additional client communication actions are planned when the acquisition is finalized.

Q:  How can I learn more about Merge Healthcare?

A:  One of the chief goals is to ensure this transition is as smooth as possible for all etrials employees. You can learn more about Merge, its clients, office locations, and leadership, by visiting: www.merge.com.

Q:  How will the etrials team fit organizationally within Merge?

A:  etrials will be a business unit within Merge, with access to clinical trials resources and product development from Merge OEM.

Job/Position-Related

Q:  How does this benefit etrials’ employees?

A:  This agreement makes etrials employees part of a larger, financially secure and growing global organization.

As employees with a larger company, this presents greater opportunities for career development, training, and the ability to acquire new skills.

Q:  How will my job be affected as a result of this acquisition?

A:  Once the acquisition closes in July, we hope that all etrials’ employees will choose to become Merge Healthcare employees.

Keeping all of our existing clients is, of course, a top priority and the valuable service provided by etrials’ employees will be crucial to support clients without interruption.  Your talent is crucial for ensuring our continued success.

Q:  Will my job responsibilities change?

A:  Customer service will remain the highest priority. In terms of job responsibilities, it should be business as usual for all etrials employees.

Q:  Who will be my team lead/manager at Merge?

A:  As both companies transition to close the merger transaction, details such as organizational structure will be finalized.  We do not anticipate any immediate changes in the reporting structure.

Q:  Will our clients/project work be affected?

A:  No. Again, consider it business as usual for all client work. The agreement is designed to be seamless and transparent to clients and their projects, but our clients will now have the ability to gain access to an expanded set of services and capabilities, as will the current Merge clients.

For more information on client communication, please refer to the Client-Facing FAQ.

Q:  How will my clients be notified?

A:  Michael Mickens and etrials’ executives are scheduling email, phone and personal meetings with all clients regarding the agreement.

Please direct any other inquiries to your appropriate manager immediately upon receiving them.

Q:  I receive and respond to RFPs for etrials.  Will I continue to do so for Merge?

A:  Sales, Contracts and Proposals, and Sales Operations professionals should continue to drive RFP’s forward under the etrials name until the acquisition is finalized.

HR-related – Benefits, Payroll, PTO

Q:  Will my healthcare and dental benefits change?

A:  There is no immediate plan to change etrials’ employee healthcare and dental benefits throughout the remainder of the year.

It is certainly likely that etrials’ benefits will change over to the Merge benefits package during the enrollment period for 2010.

Q:  Will our payroll schedule change?

A: No

Q:  Are there different HR policies, agreements and/or procedures that employees will need to follow? When is the joint company integration plan to be rolled out?

A:  The Merge human resources team is planning the integration strategy, which is scheduled to be rolled out after the transaction has been consummated.  This will consist of the benefits transition, HR policies and procedures manual, and distribution of agreements (confidentiality, invention assignment, insider trading).

Q:  What happens to my unused vacation time?

A:  Merge will honor all 2009 vacation hours earned, but not taken, for etrials’ employees as of the closing date of the acquisition.

Q:  Will I have sick/personal time available to me?

A:  Sick/personal days will not fall under the Merge benefit plan in 2009.  At a date and time yet to be specified, the Merge team will conduct employee presentations relating to all benefits programs.

Q:  What is the Merge holiday schedule?

A: etrials will recognize the holidays in 2009 per our existing policy.

Q:  What will happen with my etrials’ Retirement Plan?

A: The details of the etrials’ 401K retirement plan will be worked out over the coming weeks and shared as soon as available after the acquisition is finalized.

Until then and as it stands now, etrials’ plan participants may still manage their accounts and transfer within the available investment options.

Other General Questions:

Q:  Are there going to be immediate management changes?

A:  There will be no immediate management changes.  For the next five to six weeks, our management and all employees will remain focused on servicing our clients and closing many of the exciting opportunities our sales team have identified.

Q:  Where is the company HQ going to be located?

A:  The Milwaukee, Wisconsin (USA) office will remain Merge Healthcare’s worldwide company headquarters. ,

Q:   Will etrials’ offices be closed or relocated?

A:  The Morrisville office will continue to be the center of etrials’ operations.

Q:  Will the stock ticker symbol change?

A:  The etrials stock will cease trading when the transaction is consummated.

Q:  Are employees allowed to buy Merge and/or etrials’ stock?

A:  At this time there is a black out period in effect for transactions in either etrials (ETWC) and/or Merge (MRGE) stock by both company’s employees. Jay Trepanier will notify etrials’ employees once this black out period is over and employees may once again buy stock.

Q:  I have specific questions that were not addressed on this document.  Who should I contact?

A:  Please contact your respective senior management team member with any outstanding questions about this change.

Notice to Investors

The tender offer for the outstanding shares of common stock of etrials Worldwide, Inc. has not yet commenced. No statement in this announcement is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Merge Healthcare, Inc., will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and etrials will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Stockholders are urged to read both the tender offer statement, including the offer to purchase and letter of transmittal, and the solicitation/recommendation statement because they will contain important information. etrials stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Merge Healthcare (with respect to documents filed by Merge Healthcare with the SEC) by going to the Investor Relations section of Merge’s website at www.merge.com, or from etrials (with respect to documents filed by etrials with the SEC) by going to the Investor Relations section of etrials’ website at www.etrials.com. Stockholders and other investors are urged to read those materials carefully prior to making any decisions with respect to the offer.